EXHIBIT 10
                                                                      ----------



                   [LETTERHEAD OF SPROULE ASSOCIATES LIMITED]

 SPROULE
ASSOCIATES
 LIMITED



Ref.: 1808.14933


                                                March 29, 2004


Mr. Larry Galea,
Manager, Operations Planning
Canadian Natural Resources Limited
2500, 855 Second Street SW
Calgary AB  T2P 4J8

RE:      CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

Dear Mr. Galea:

We consent to the use of our report with respect to the reserves data of Canadian Natural Resources Limited incorporated by reference in its (i) Annual Report (Form 40-F) for the year ended December 31, 2003 and (ii) Registration Statement on Form F-9 (Registration No. 333-104919), filed with the Securities and Exchange Commission.

                                    Sincerely,



                                    /s/ Harry J. Helwerda
                                    ------------------------------
                                    Harry J. Helwerda, P.Eng.
                                    Vice-President, Engineering,
                                    Canada and U.S.

HJH:db


               900, 140 Fourth Ave SW; Calgary AB T2P 3N3 Canada;
                    Tel: (403) 294-5500, Fax: (403) 294-5590
               1675 Broadway, Suite 1130, Denver CO 80202 U.S.A.;
                    Tel: (303) 592-8770, Fax: (303) 592-8771
                1001 Fannin, Suite 550, Houston TX 77002 U.S.A.;
                    Tel: (713) 652-5140, Fax: (713) 652-5143
                            Toll Free: 1-877-777-6135
                        info@sproule.com, www.sproule.com